Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
March 10, 2005	Nasdaq: UAPH

UAP HOLDING CORP. NAMES NEW INDEPENDENT DIRECTOR

GREELEY, Colo. - March 10, 2005 - UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announced that William H. Schumann has been elected to the company’s board as an independent director.

Schumann is senior vice president and chief financial officer of FMC Technologies, Inc. (FMC) (NYSE: FTI), a global leader in providing mission-critical technology solutions for the energy, food processing and air transportation industries. Since joining FMC in 1981, Schumann has held a variety of positions, including vice president of corporate development, general manager of the company’s agricultural products group, director of investor relations and pension investments, and director of risk management.

Prior to joining FMC, Schumann served as financial planning manager for Sunkist Growers, Inc., and was program management analyst for Hughes Helicopter. He earned a bachelor’s degree in systems engineering from the University of California at Los Angeles and a master’s degree in management from the University of Southern California.

Chairman and CEO Kenny Cordell, said, “Bill Schumann joins the UAP board with extensive financial management experience and a thorough understanding of the agricultural products industry. We are pleased he has joined the board and look forward to his contributions.”

Schumann, who also has been appointed to the Company’s audit committee, is one of three independent UAP directors, and brings the total number of board members to eight. He also serves on the board of Great Lakes Advisors.

About UAP Holding Corp.

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 320 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in the registration statement relating to its initial public offering of common stock, which the Securities and Exchange Commission declared effective on November 22, 2004, and in the other documents the company files with the SEC from time to time.

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CONTACTS:

UAP Holding Corp.	Pfeiffer High Investor Relations, Inc.
Dennis Roerty, Treasurer	Geoff High
970-356-4400	303-393-7044
geoff@pfeifferhigh.com